UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2005

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After Board of Directors approval, on October 20, 2005 we filed a certificate with the Secretary of State of Kansas eliminating from our restated articles of incorporation, as amended, all reference to our Class B Junior Participating Series Preferred Stock. We had designated 150,000 shares of our Class B Preferred Stock as Class B Junior Participating Series Preferred Stock in 1995 in connection with the adoption of our Rights Agreement dated as of August 21, 1995. As previously disclosed, that Rights Agreement expired by its terms on September 15, 2005. No shares of the Class B Junior Participating Series Preferred Stock were outstanding or had been issued, and none will be issued. The 150,000 shares previously designated as Class B Junior Participating Series Preferred Stock have been restored to the status of authorized and unissued shares of Class B Preferred Stock, undesignated as to series.

A copy of the certificate we filed with the Secretary of State of Kansas is attached as an exhibit to this report.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit

Number

Description

3.1

Copy of Certificate of Designation of Kinder Morgan, Inc. Pursuant to Section 17-6401(g) of the Kansas General Corporation Code.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated:  October 24, 2005

By:  /s/ Joseph Listengart

Joseph Listengart

Vice President, General Counsel and

Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Copy of Certificate of Designation of Kinder Morgan, Inc. Pursuant to Section 17-6401(g) of the Kansas General Corporation Code.